EXHIBIT 10.46

AMENDED EMPLOYMENT AGREEMENT

                This agreement (the “Agreement”) between Tier technologies inc., a California corporation (the “Company”) and Mr. Harry Wiggins (the “Employee”), is entered into as of the Effective Date.  Those capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

RECITAL

WHEREAS, the Company and the Employee entered into an employment agreement on September 10, 2001 as memorialized on October 29, 2002, and

WHEREAS the Company and the Employee desire to amend said employment agreement.

NOW, THEREFORE, In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto agree as follows:

Agreement

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Company	Employee

1.              EMPLOYMENT.  The Company employs Employee as of the Effective Date in the capacity of Senior Vice President and General Manager, Government Services Strategic Business Unit (SBU), reporting to Mr. James R. Weaver, President or his designee.  Employee will be expected to travel frequently from Employee’s home office in Virginia to the Company’s offices in Boston, Massachusetts and employee will be reimbursed for business travel in accordance with Tier’s business travel & expense reimbursement policy. In addition, Employee agrees to undertake such other business travel as is customary to such position, and as shall from time to time be requested of him by the Company.

2.              TERM.  This Agreement shall be effective as of September 29, 2002 (the “Effective Date”).  The term of this Agreement shall be for two (2) years, commencing with the effective date and ending September 28, 2004 unless extended by the parties or terminated as provided in Article 4 hereof.  This employment agreement replaces all other agreements either verbal or written heretofore.

3.              COMPENSATION AND BENEFITS

                3.1          Base Salary.  In consideration of and as compensation for the services to be performed by the Employee hereunder, the Company shall pay the Employee a base salary (the “Base Salary”) of not less than $305,000, effective September 29, 2002.  Employee’s Base Salary is payable semi-monthly in arrears in accordance with the Company’s regular payroll practices.

                3.2          Retention Bonus.  Provided that the Employee is still employed by the Company on April 1, 2003, Employee shall be entitled to receive and shall be fully vested in a retention bonus of Eighty-four Thousand Four Hundred and forty-four Dollars ($84,444) (the “Retention Bonus”).  The Retention Bonus shall be paid to the Employee on or before April 20, 2003.  All payments shall be reduced by applicable tax and withholding requirements for compensation. Notwithstanding the foregoing payment schedule, if the Employee ceases to be employed by the Company after April 1, 2003 for any reason, including termination for cause by the Company or without cause by the Employee, all unpaid Retention Bonus payments shall be paid to him within five days after termination.

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                3.3          Incentive Compensation.  Employee shall be eligible to receive targeted incentive compensation (the “Incentive Compensation”) of One Hundred Fifty-two Thousand Five Hundred Dollars ($152,500) per fiscal year based upon performance targets for both the SBU (exclusive of Government Solutions Center (“GSC”) division results and any future Government SBU acquisitions as and from the Effective Date unless specifically included in the annual SBU Performance Target) and the Company.  To the extent a Government SBU acquisition is added to the SBU for which Employee has management responsibility, the annual SBU Performance Target shall be adjusted to reflect the acquisition.  Actual annual Incentive Compensation eligibility will be determined based upon the performance of the SBU and the Company for each fiscal year.  The amount of Incentive Compensation to which the Employee is entitled shall be allocated seventy-five percent (75%) ($114,375) based on the SBU performance, and twenty-five percent (25%) ($38,125) based on Company performance.  Eligibility to participate in the SBU performance component is contingent upon the achievement of both the budgeted revenue and budgeted gross profit targets set by Tier’s President.  Eligibility for participation in the Company performance component is contingent upon the achievement of 100% of agreed SBU performance targets. Fiscal year targets are established by the Company’s President for the Government SBU and Company’s Compensation Committee for the Company on an annual basis. Corporate performance will be based upon Company revenue, Company earnings per share (EPS), and average share price as set forth annually for other senior executives of the Company and defined by the Compensation Committee. All three Company targets must be met for the Company performance target to be considered achieved. If the SBU achieves at least ninety-five percent (95%) of its budgeted gross revenues and budgeted gross profit, the Employee shall be entitled to eighty percent (80%) of the Incentive Compensation allocated to SBU performance.  Additionally, in the event that in excess of one hundred five percent (105%) of the gross revenues and gross profits of the SBU are achieved, the Company shall review in good faith whether or not the Employee should receive additional discretionary Incentive Bonuses based on such performance.

Payment of Incentive Compensation will be made in accordance with Company standard payment schedule for fiscal year bonuses and will be fully vested as of the last day of the fiscal period on which the Incentive Compensation is based.  Employee must be employed by Company at the end of the fiscal year to be eligible to receive the full Incentive Bonus but need

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Company	Employee

not remain employed by the Company at the time of payment in order to receive the Incentive Bonus earned in the previous year.  For avoidance of doubt, Incentive Bonuses will not be earned where Employee is terminated for Cause or resigns without Cause on or prior to the end of the fiscal year. If Employee is terminated without Cause or resigns with Cause, Incentive Bonuses related to SBU Performance only shall be determined based on the portion of the fiscal year elapsed with budgeted amounts and targeted Incentive Bonuses amounts pro rated. For avoidance of doubt, there will be no prorated Company Performance bonus as these targets cannot be prorated during a fiscal year.

3.4          Options.  In addition to the original stock option grant the Employee received upon his original employment start date and subject to the approval of the Compensation Committee of the Tier Board of Directors, and at their sole discretion, Employee will be eligible for an additional annual discretionary option grant of up to 25,000 shares. Consideration for additional option grant will be based upon the achievement of SBU performance targets for the fiscal year and overall Company performance in line with Section 3.3 of this agreement.

3.5          Participation in Benefit Plans.  The Employee shall be entitled to participate in any pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans maintained by the Company from time to time, as such are generally applicable to employees of the Company and to the extent Employee is eligible under the general provisions thereof.

3.6          Reimbursement of Expenses.  The Company shall reimburse the Employee for all business expenses, including, without limitation, travel, entertainment and similar expenses, incurred by the Employee on behalf of the Company if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to standard expense reimbursement policy.  The Employee shall timely provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company’s policy regarding the reimbursement of such expenses.

3.7          Vacation and Personal Leave.  The Employee shall be entitled to three (3) weeks of vacation per annum, pro-rated in the year of hire and terminated and accrued on a semi-

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monthly basis. The Employee shall also be entitled to other paid personal leave in accordance with The Company’s policy.

4.              TERMINATION

                4.1          Termination.

                                (a)           Termination for Cause by the Company.  The Company may terminate Employee’s employment under this Agreement, in its sole discretion, “for cause” by written notice to the Employee.  Grounds for the Company to terminate this Agreement “for cause” shall be limited to the occurrence of any of the following events:

                                                (i)            the Employee’s willful commission of any act which materially and adversely affects the Company, including, without limitation, an act of dishonesty, fraud, willful and repeated disobedience to reasonable direction from the Company, gross misconduct or breach of duty;

                                                (ii)           the Employee’s commission of any act in contravention of Employee’s undertakings contained in Section 5 hereof; or

                                                (iii)         the Employee’s conviction of a felony or a misdemeanor involving dishonesty or moral turpitude.

                                (b)           Termination for Cause by the Employee. The Employee may terminate this Agreement “for cause” by written notice to the Company.  Grounds for Employee to terminate this Agreement for cause shall be limited to:

                                                (i)            the failure by the Company to cure within three (3) business days the failure to make any timely payment to Employee called for hereunder; or

                                                (ii)           the requirement by the Company that the employee relocate his home or be required to stay in temporary housing during the work week at  administrative offices other than greater Boston or Washington D.C. Metropolitan areas.

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Company	Employee

                                (c)           Right to Contest.  In the event that either the Company or the Employee, as the case may be, purports to terminate this Agreement “for cause,” the other party may contest the existence of “cause” (as defined herein).  In such event, the existence of cause shall be determined by arbitration conducted in accordance with the rules of the American Arbitration Association.  If “cause” is found not to exist, the termination shall be deemed to have been a termination without cause.  The losing party shall pay the costs of the arbitration.

                                (d)           Termination Without Cause.  Either the Company or the Employer may terminate Employee’s employment under this Agreement without cause by written notice to the other party.

                                (e)           Termination by Death or Disability.  This Agreement shall terminate on the death of Employee and, at the election of the Company, on the complete disability of the Employee.  For purposes hereof, “complete disability” shall be deemed to have occurred if Employee is unable to perform his duties hereunder for a period of ninety days and is unable, prior to the end of such ninety day period, to provide a medical opinion that he will be able to return to work within thirty days after the expiration of such period or if he does not so return.

                                (f)            Notice of Termination.  Any purported termination of employment by the Company or by the Employee shall be communicated by written notice of termination to the other party stating the nature of the termination and the facts upon which any alleged cause is based.

                                (g)           Effect of Termination.

                                                (i)            If termination is by the Company for cause (as defined in Section 4.1(a)) or by the Employee without cause, the termination shall be effective upon notice or such later date as stated in the notice of termination.  Following a termination for cause by the Company or without cause by the Employee, the Employee shall only be entitled to receive his accrued compensation for service performed prior to the date of termination and shall remain bound by the provisions of Article 5 hereof.

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Company	Employee

                                                (ii)           If termination is by the Employee for Cause (as defined in Section 4.1(b) the termination shall be effective upon notice or at such later date as specified in the termination Notice.  Following a termination for cause by the Employee, the Employee shall be entitled to receive all accrued compensation for services rendered prior to the date of termination, any Incentive Bonuses earned, including current year Incentive Bonuses determined under Section 3.3 hereof to the date of termination and a severance payment equal to six months of Base Compensation then in effect. Severance payments attributable to Base Compensation will be payable over six months in accordance with normal payroll cycle and all severance will be subject to normal payroll withholding. The provisions of Article 5 shall remain in effect for the six-month severance period  beginning with the effective date of termination.

                                                (iii)         If the termination is by the Company without cause (as cause is defined in Section 4.1(a)), the Company shall pay Employee all accrued but unpaid compensation through the date up to termination, any Incentive Bonuses earned, including current year Incentive Bonuses determined under Section 3.3 hereof to the date of termination and shall continue to pay the Employee Base Compensation for six months following the date of termination and the provisions of Article 5 shall apply for six months.

                                                (iv)          Upon the termination of the Employee’s employment as a result of Employee’s complete disability (as defined in Section 3.1(d)), the Employee shall be entitled to receive for an additional sixty (60) days after the date of such termination, Employee’s Base Salary in effect at the time of termination and any and all benefits to which Employee is entitled on the date of such termination under the Company’s pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans and Incentive Bonuses earned to the date of termination.

                                                (v)            Upon termination of the Employee’s employment as a result of Employee’s death, the Employee’s heirs, devisees, executors or other legal representatives shall receive all compensation, including Incentive Bonuses earned through the date of death.

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Company	Employee

5.              NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

                5.1          Non-Competition.  For the period of one year (1) from the expiration of this Agreement or in the case of a termination other than by the expiration of this Agreement, as specified in Section 3.1(d) from the date of termination of Employee’s employment, the Employee shall not, directly or indirectly:

                                (a)           carry on or engage in with any Person engaged in, in any territory in which the Company carried on business during the twelve months preceding termination, any activity that is in competition with the business engaged in by the Company at the time of termination (the “Company Business”); or

                                (b)           do or say anything which is harmful to the reputation of the Company or which may lead any person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all; or

                                (c)           seek to contract with or engage any person who has been contracted with or engaged to manufacture, assemble, supply or deliver products, goods, materials or services which will be competitive with the Company Business.

                5.2          Non-solicitation.  For as long as the provisions of Section 5.1 are in effect, the Employee shall not, directly or indirectly:

                                (a)           employ or solicit for employment any person whom Employee knows to be an employee of the Company or any subsidiary of the Company or induce or attempt to induce any such person to terminate his or her employment with the Company or such subsidiary; or

                                (b)           seek in competition with the Company to procure orders from or do business with or procure directly or indirectly any other person to procure orders from or do business with any person who has been an active customer of the Company within the twelve months preceding termination.

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                5.3          Confidential Information.

                                (a)           The Employee acknowledges that the Confidential Information (as hereinafter defined) of the Company is valuable, special and unique to the Company Business, and that such Company Business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company.  Based on the foregoing, the Employee undertakes:

                                                (i)            to keep any and all Confidential Information in trust for the use and benefit of the Company;

                                                (ii)           except as required by the Employee’s duties hereunder or as may be authorized in writing by the Company, not at any time during and for a period of one (1) year after termination of Employee’s employment with the Company, to disclose or use, directly or indirectly, any Confidential Information of the Company;

                                                (iii)         to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company; and

                                                (iv)          on termination of Employee’s employment with the Company or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee’s possession or under Employee’s control.  Further, the Employee undertakes that, if requested by the Company, Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

                                (b)           For purposes of this Section, “Confidential Information” means any and all information developed by or for the Company of which the Employee gained knowledge by reason of Employee’s employment with the Company under this Agreement that is not generally known in the industry in which the Company is or may become engaged.  Confidential

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Information includes, but is not limited to, any and all information developed by or for the Company or customers of the Company, concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, plans for development of new products, services and expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by the Company together with all written, graphic and other materials relating to all or any part of the same.  Confidential Information does not include any information which becomes public through some other means not controlled by the Employee.

                                (c)           Employee agrees that as a condition of employment Employee will execute and abide by the Employee Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”), attached hereto as Appendix B. To the extent the Proprietary Information Agreement conflicts with or is inconsistent with this Agreement, this Agreement shall control.

                5.4          Remedies.

                                (a)           Injunctive Relief.  Employee acknowledges and agrees that the covenants and obligations contained in Sections 5.1, 5.2 and 5.3 hereof relate to special, unique and extraordinary matters and that a violation of any of the terms of said Sections will cause the Company irreparable injury for which adequate remedy at law is not available.  Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from committing any violation of such covenants and obligations.

                                (b)           Remedies Cumulative.  The Company’s rights and remedies in respect of this Section are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

6.              MISCELLANEOUS

                6.1          Notices.  Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax (with written confirmation of

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receipt) or nationally recognized overnight courier.  Written notices must be delivered to the receiving party at its address or facsimile number on the signature page of this Agreement.  The parties may change the address or facsimile number at which written notices are to be received in accordance with this Section.

                6.2          Prevailing Party.  If any litigation is commenced between the parties hereto concerning this Agreement or their respective rights, duties and obligations hereunder, the party prevailing in that litigation shall be entitled to reasonable attorney’s fees, to be fixed by the court as part of the costs of the litigation or established in a separate action brought to recover those fees, in addition to any other relief that may be granted.

                6.3          Assignment. The Employee may not assign, transfer or delegate his rights or obligations hereunder, and any attempt to do so shall be void.  This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

                6.4          Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect.  This Agreement may be modified or amended only by a written agreement that is signed by the Company and the Employee.  No waiver of any section or provision of this Agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought.  The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement.  Captions to the various Sections of this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

                6.5          Severability.  The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the

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remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

                6.6          Continuing Obligations.  The provisions contained in Sections 4.1(g), 5, 6.2, 6.6 and 6.7 of this Agreement shall continue and survive the termination of this Agreement.

                6.7          Applicable Law.  This Agreement and the rights and obligations of the Company and the Employee hereunder shall be governed by and construed and enforced under the laws of the Commonwealth of Virginia, without reference to any principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Tier Technologies, Inc.

By:	James R. Weaver
Print Name:	James R. Weaver
Title:	President

Harry W. Wiggins
[Employee]

Address:
Facsimile:

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